Exhibit 10.1

PURCHASE AGREEMENT
This Purchase Agreement (this "Agreement"), dated as of [_____], is by and between UMH Properties, Inc., a Maryland corporation (the "Company") and [_______] (the "Purchaser").
WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, [_____] shares of the Company's common stock, par value $0.10 per share (the "Shares").
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:
1.            Purchase and Sale.  Subject to the terms and conditions hereof, the Purchaser agrees to purchase from the Company, and the Company agrees to issue, sell, transfer and convey to the Purchaser [_____] Shares ("Total Shares"), at a price per share equal to [______] (the "Price per Share") for an aggregate purchase price equal to the product of the Total Shares and the Price per Share  (the "Purchase Price") at the Closing (as defined below).
2.            Representations, Warranties and Agreement of the Company.  The Company represents and warrants that:
(a)            the issued and outstanding Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable;
(b)            the Shares have been duly authorized, and when issued in accordance with the terms of the Company's charter and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable;
(c)            the Shares will be listed, are registered and not subject to any limitations on resale, subject to notice of issuance, on the New York Stock Exchange, effective as of the Closing;
(d)            the issuance of the Shares is not subject to preemptive or other similar rights;
(e)            the Company is not a party to any agreements that create rights or obligations in the Shares relating to any third party including voting or stockholder agreements;
(f)            the Company is the lawful owner of the Shares, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to sell and transfer the Shares as contemplated in this Agreement; and
(g)            the Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.
3.            Representations and Warranties of the Purchaser.   The Purchaser represents and warrants that this Agreement has been duly authorized by the Purchaser and duly executed and delivered by or on behalf of the Purchaser, and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.
The Purchaser represents that it has made its investment decision independently in accordance with the investment objectives and investment strategies of [_____], and the Purchaser represents that it did not make its investment decision based on any other information provided by the Company or CSCA Capital Advisors LLC (the "Placement Agent") or any sub-placement agent, or on any recommendation of the Company, the Placement Agent, or any sub-placement agent.

4.            Conditions to Obligations of the Parties.
(a)            The Purchaser's obligations to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company set forth in Section 2 of this Agreement on the date hereof and on the Closing.
(b)            The Company's obligation to issue and sell the Shares shall be subject to (i) the accuracy of the representations and warranties of the Purchaser set forth in Section 3 of this Agreement on the date hereof and on the Closing and (ii) receipt by the Settlement Agent (as defined below) of payment in full of the Purchase Price for the Shares by federal wire of immediately available funds, prior to the payment of fees and expenses.
5.            Closing.  Provided that the conditions set forth in Section 4 hereto and the last sentence of this Section 5 have been met or waived at such time, the transactions contemplated hereby shall be consummated on June 5, 2017, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the "Closing").  At the Closing, settlement shall occur through Weeden & Co. LP (the "Settlement Agent"), or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.
6.            Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or if the Closing shall not have occurred on or prior to June 5, 2017 by the Purchaser on the other; provided that the Company or the Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 6 if the failure of Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.
7.            Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Purchaser, shall be sufficient in all respects if delivered or sent by facsimile to [_____] or by certified mail to:
[_____]
and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to (732) 577-9980 or by certified mail to the Company at:

UMH Properties, Inc.
3499 Route 9 North, Suite 3C,
Freehold, New Jersey 07728
Attention:  Anna Chew, Chief Financial Officer

8.            Governing Law.  This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles.
9.            Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. This Agreement may be amended only in a writing that is executed by each of the parties hereto.
10.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.  Executed counterparts may be delivered by facsimile.
11.            Waiver. The failure of either party to enforce any provisions of this agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed and delivered as of the date first above written.
UMH PROPERTIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page]